EXHIBIT 99.1
NEWS RELEASE

Ducommun Incorporated Reports Results for the
Second Quarter Ended June 27, 2020
Gross Margin Expansion; Military and Space Revenue Growth; Effectively Responding to Rapidly Changing Industry Conditions
SANTA ANA, CALIFORNIA (July 30, 2020) – Ducommun Incorporated (NYSE:DCO) (“Ducommun” or the “Company”) today reported results for its second quarter ended June 27, 2020.
Second Quarter 2020 Recap
•Revenue was $147.3 million
•Net income of $5.1 million, or $0.43 per diluted share
•Adjusted net income of $5.6 million, or $0.48 per diluted share
•Gross margin increased 110 basis points year-over-year to 22.2%
•Adjusted EBITDA was $20.3 million
“This past quarter proved to be one of the most challenging in our history, but Ducommun's performance highlights both the strength and diversity of our business as well as the many measures taken to streamline and optimize our operations since I joined the Company in 2017,” said Stephen G. Oswald, chairman, president and chief executive officer. “Due to the ongoing COVID-19 pandemic, our commercial aerospace was negatively impacted but our defense related revenue rose roughly 23% year-over-year, leveraging an array of integral military programs and missile systems. In addition, our military and space backlog* increased to over $500 million, bolstering the outlook across this key part of the business.
“At the same time, despite overall lower revenue, gross margins increased year-over-year due to an improved product mix in defense, effective cost controls, value added pricing and the acquisition of Nobles Worldwide last fall, a key addition to our engineered products portfolio. The team remains focused as well on rigorous safety protocols, serving our customers, effectively managing working capital, working with the supply base and reducing costs wherever and whenever possible. We are also confident that Ducommun's strong product portfolio, intellectual property, dedicated staff and efficient operations will provide positive momentum in the second half of the year and position us for a solid rebound in 2021.”
Second Quarter Results
Net revenue for the second quarter of 2020 was $147.3 million compared to $180.5 million for the second quarter of 2019. The year-over-year decrease of 18.4% was primarily due to the following:
•$51.6 million lower revenue in the Company’s commercial aerospace end-use markets due to lower build rates on large aircraft platforms; partially offset by
•$17.4 million higher revenue in the Company’s military and space end-use markets due to additional content and higher build rates on other military and space platforms, and higher build rates on military fixed-wing aircraft platforms and various missile platforms.
Net income for the second quarter of 2020 was $5.1 million, or $0.43 per diluted share, compared to $7.8 million, or $0.66 per diluted share, for the second quarter of 2019. This reflects a $5.4 million decrease in gross profit due to lower revenue, partially offset by lower selling, general and administrative (“SG&A”) expenses of $2.5 million.

Gross profit for the second quarter of 2020 was $32.7 million, or 22.2% of revenue, compared to gross profit of $38.1 million, or 21.1% of revenue, for the second quarter of 2019. The increase in gross profit margin as a percentage of net revenue year-over-year was due to lower compensation and benefit costs and favorable product mix, partially offset by unfavorable manufacturing volume.
Operating income for the second quarter of 2020 was $10.0 million, or 6.8% of revenue, compared to $13.6 million, or 7.5% of revenue, in the comparable period last year. The year-over-year decrease of $3.6 million was due to lower revenue, partially offset by lower SG&A expenses.
Interest expense for the second quarter of 2020 was $3.7 million compared to $4.4 million in the comparable period of 2019. The year-over-year decrease was due to lower interest rates, partially offset by a higher outstanding balance on the Company’s credit facilities driven by the acquisition of Nobles Worldwide, Inc. (“Nobles”) in October 2019, and higher net draw downs on the Company’s revolving credit facility, including $50.0 million during the first quarter of 2020, which remained as cash on hand at the end of the second quarter of 2020.
Adjusted EBITDA for the second quarter of 2020 was $20.3 million, or 13.8% of revenue, compared to $22.4 million, or 12.4% of revenue, for the comparable period in 2019.
During the second quarter of 2020, the net cash provided by operations was $8.6 million compared to $9.7 million during the second quarter of 2019. The change year-over-year was due to higher inventories and lower accounts payable, partially offset by lower accounts receivable.
* The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of June 27, 2020 was $830.7 million compared to $910.2 million as of December 31, 2019. Under ASC 606, the Company defines remaining performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 as of June 27, 2020 were $732.2 million compared to $745.3 million as of December 31, 2019.
Business Segment Information
Electronic Systems
Electronic Systems segment net revenue for the quarter ended June 27, 2020 was $92.0 million, compared to $89.3 million for the second quarter of 2019. The year-over-year increase was primarily due to the following:
•$7.7 million higher revenue within the Company’s military and space end-use markets due to higher build rates on military fixed-wing aircraft platforms, various missile platforms, and other military and space platforms; partially offset by
•$6.0 million lower revenue within the Company’s commercial aerospace end-use markets due to lower build rates on other commercial aerospace platforms.
Electronic Systems segment operating income for the quarter ended June 27, 2020 was $10.4 million, or 11.4% of revenue, compared to $9.9 million, or 11.1% of revenue, for the comparable quarter in 2019. The year-over-year increase of $0.5 million was due to lower compensation and benefit costs.
Structural Systems
Structural Systems segment net revenue for the quarter ended June 27, 2020 was $55.4 million, compared to $91.2 million for the second quarter of 2019. The year-over-year decrease was due to the following:
•$45.5 million lower revenue within the Company’s commercial aerospace end-use markets due to lower build rates on large aircraft platforms; partially offset by
•$9.7 million higher revenue within the Company’s military and space end-use markets due to additional content and higher build rates on other military and space platforms, and higher build rates on military rotary-wing aircraft platforms and military fixed-wing aircraft platforms.
Structural Systems segment operating income for the quarter ended June 27, 2020 was $6.2 million, or 11.2% of revenue, compared to $11.8 million, or 12.9% of revenue, for the comparable quarter in 2019. The year-over-year decrease of $5.6 million was due to unfavorable manufacturing volume, partially offset by favorable product mix.

Corporate General and Administrative (“CG&A”) Expenses
CG&A expenses for the second quarter of 2020 were $6.6 million, or 4.5% of total Company revenue, compared to $8.1 million, or 4.5% of total Company revenue, for the comparable quarter in the prior year. The decrease in CG&A expenses was due to a one-time severance charges of $1.7 million in the prior year.
Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president, and chief executive officer, and Christopher D. Wampler, the Company’s vice president, interim chief financial officer and treasurer, and controller and chief accounting officer will be held today, July 30, 2020 at 2:00 p.m. PT (5:00 p.m. ET) to review these financial results. To participate in the teleconference, please call 844-239-5278 (international 574-990-1017) approximately 10 minutes prior to the conference time. The participant passcode is 9433049. Mr. Oswald and Mr. Wampler will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes.
This call is being webcast and can be accessed directly at the Ducommun website at Ducommun.com. Conference call replay will be available after that time at the same link or by dialing 855-859-2056, passcode 9433049.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit Ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, earnings guidance and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: whether the anticipated pre-tax restructuring charges will be sufficient to address all anticipated restructuring costs, including related to employee separation, facilities consolidation, inventory write-down and other asset impairments; whether the expected cost savings from the restructuring will ultimately be obtained in the amount and during the period anticipated; whether the restructuring in the affected areas will be sufficient to build a more cost efficient, focused, higher margin enterprise with higher returns for the Company's shareholders; the impact of the Company’s debt service obligations and restrictive debt covenants; the Company’s end-use markets are cyclical; the Company depends upon a selected base of industries and customers; a significant portion of the Company’s business depends upon U.S. Government defense spending; the Company is subject to extensive regulation and audit by the Defense Contract Audit Agency; contracts with some of the Company’s customers contain provisions which give the its customers a variety of rights that are unfavorable to the Company; further consolidation in the aerospace industry could adversely affect the Company’s business and financial results; the Company’s ability to successfully make acquisitions, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; the Company relies on its suppliers to meet the quality and delivery expectations of its customers; the Company uses estimates when bidding on fixed-price contracts which estimates could change and result in adverse effects on its financial results; the impact of existing and future laws and regulations; the impact of existing and future accounting standards and tax rules and regulations; environmental liabilities could adversely affect the Company’s financial results; cyber security attacks, internal system or service failures may adversely impact the Company’s business and operations; the ultimate geographic spread, duration and severity of the coronavirus (COVID-19) outbreak, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release, July 30, 2020, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov).
Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax expense, depreciation, amortization, stock-based compensation expense, and restructuring charges).
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies. We define backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. The majority of the LTAs do not meet the definition of a contract under ASC 606 and thus, the backlog amount disclosed herein is greater than the remaining performance obligations disclosed under ASC 606. Backlog is subject to delivery delays or program cancellations, which are beyond our control. Backlog is affected by timing differences in the placement of customer orders and tends to be concentrated in several programs to a greater extent than our net revenues. Backlog in industrial markets tends to be of a shorter duration and is generally fulfilled within a three month period. As a result of these factors, trends in our overall level of backlog may not be indicative of trends in our future net revenues.
CONTACTS:

Christopher D. Wampler, Vice President, Interim Chief Financial Officer and Treasurer, and Controller and Chief Accounting Officer, 657.335.3665
Chris Witty, Investor Relations, 646.438.9385, cwitty@darrowir.com
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	June 27, 2020	December 31, 2019
Assets
Current Assets
Cash and cash equivalents	$70,828	$39,584
Accounts receivable, net	67,518	67,133
Contract assets	122,877	106,670
Inventories	128,609	112,482
Production cost of contracts	7,351	9,402
Other current assets	4,548	5,497
Total Current Assets	401,731	340,768
Property and equipment, Net	113,765	115,216
Operating lease right-of-use assets	17,789	19,105
Goodwill	170,907	170,917
Intangibles, net	131,224	138,362
Non-current deferred income taxes	59	55
Other assets	6,162	6,006
Total Assets	$841,637	$790,429
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$69,068	$82,597
Contract liabilities	27,082	14,517
Accrued and other liabilities	29,122	37,620
Operating lease liabilities	3,094	2,956
Current portion of long-term debt	7,000	7,000
Total Current Liabilities	135,366	144,690
Long-term debt, less current portion	341,975	300,887
Non-current operating lease liabilities	16,155	17,565
Non-current deferred income taxes	18,755	16,766
Other long-term liabilities	19,779	17,721
Total Liabilities	532,030	497,629
Commitments and contingencies
Shareholders’ Equity
Common stock	117	116
Additional paid-in capital	91,645	88,399
Retained earnings	225,573	212,553
Accumulated other comprehensive loss	(7,728)	(8,268)
Total Shareholders’ Equity	309,607	292,800
Total Liabilities and Shareholders’ Equity	$841,637	$790,429

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net Revenues	$147,309	$180,495	$320,784	$353,061
Cost of Sales	114,641	142,430	251,312	279,302
Gross Profit	32,668	38,065	69,472	73,759
Selling, General and Administrative Expenses	21,982	24,461	45,160	47,307
Restructuring Charges	661	—	661	—
Operating Income	10,025	13,604	23,651	26,452
Interest Expense	(3,721)	(4,426)	(7,967)	(8,777)
Income Before Taxes	6,304	9,178	15,684	17,675
Income Tax Expense	1,214	1,363	2,664	2,388
Net Income	$5,090	$7,815	$13,020	$15,287
Earnings Per Share
Basic earnings per share	$0.44	$0.68	$1.12	$1.33
Diluted earnings per share	$0.43	$0.66	$1.10	$1.30
Weighted-Average Number of Common Shares Outstanding
Basic	11,665	11,513	11,638	11,475
Diluted	11,828	11,758	11,845	11,754

Gross Profit %	22.2%	21.1%	21.7%	20.9%
SG&A %	15.0%	13.6%	14.1%	13.4%
Operating Income %	6.8%	7.5%	7.4%	7.5%
Net Income %	3.5%	4.3%	4.1%	4.3%
Effective Tax Rate	19.3%	14.9%	17.0%	13.5%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(Dollars in thousands)

	Three Months Ended					Six Months Ended
	% Change	June 27, 2020	June 29, 2019	% of Net Revenues 2020	% of Net Revenues 2019	% Change	June 27, 2020	June 29, 2019	% of Net Revenues 2020	% of Net Revenues 2019
Net Revenues
Electronic Systems	3.0%	$91,950	$89,260	62.4%	49.5%	9.6%	$190,070	$173,457	59.3%	49.1%
Structural Systems	(39.3)%	55,359	91,235	37.6%	50.5%	(27.2)%	130,714	179,604	40.7%	50.9%
Total Net Revenues	(18.4)%	$147,309	$180,495	100.0%	100.0%	(9.1)%	$320,784	$353,061	100.0%	100.0%
Segment Operating Income
Electronic Systems		$10,438	$9,912	11.4%	11.1%		$25,560	$19,093	13.4%	11.0%
Structural Systems		6,214	11,773	11.2%	12.9%		11,604	22,322	8.9%	12.4%
		16,652	21,685				37,164	41,415
Corporate General and Administrative Expenses(1)		(6,627)	(8,081)	(4.5)%	(4.5)%		(13,513)	(14,963)	(4.2)%	(4.2)%
Total Operating Income		$10,025	$13,604	6.8%	7.5%		$23,651	$26,452	7.4%	7.5%
Adjusted EBITDA
Electronic Systems
Operating Income		$10,438	$9,912				$25,560	$19,093
Depreciation and Amortization		3,524	3,531				7,099	7,033
Restructuring Charges		28	—				28	—
		13,990	13,443	15.2%	15.1%		32,687	26,126	17.2%	15.1%
Structural Systems
Operating Income		6,214	11,773				11,604	22,322
Depreciation and Amortization		3,739	3,400				7,428	6,400
Restructuring Charges		633	—				633	—
		10,586	15,173	19.1%	16.6%		19,665	28,722	15.0%	16.0%
Corporate General and Administrative Expenses(1)
Operating loss		(6,627)	(8,081)				(13,513)	(14,963)
Depreciation and Amortization		64	73				136	326
Stock-Based Compensation Expense		2,250	1,807				4,529	3,271
		(4,313)	(6,201)				(8,848)	(11,366)
Adjusted EBITDA		$20,263	$22,415	13.8%	12.4%		$43,504	$43,482	13.6%	12.3%
Capital Expenditures
Electronic Systems		$2,117	$2,216				$2,932	$3,052
Structural Systems		467	3,672				2,604	7,361
Corporate Administration		—	—				—	—
Total Capital Expenditures		$2,584	$5,888				$5,536	$10,413
(1)Includes costs not allocated to either the Electronic Systems or Structural Systems operating segments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP OPERATING INCOME RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended				Six Months Ended
GAAP To Non-GAAP Operating Income	June 27, 2020	June 29, 2019	% of Net Revenues 2020	% of Net Revenues 2019	June 27, 2020	June 29, 2019	% of Net Revenues 2020	% of Net Revenues 2019
GAAP Operating income	$10,025	$13,604			$23,651	$26,452

GAAP Operating income - Electronic Systems	$10,438	$9,912			$25,560	$19,093
Adjustments:
Restructuring charges	28	—			28	—
Adjusted operating income - Electronic Systems	10,466	9,912	11.4%	11.1%	25,588	19,093	13.5%	11.0%

GAAP Operating income - Structural Systems	6,214	11,773			11,604	22,322
Adjustments:
Restructuring charges	633	—			633	—
Adjusted operating income - Structural Systems	6,847	11,773	12.4%	12.9%	12,237	22,322	9.4%	12.4%

GAAP Operating loss - Corporate	(6,627)	(8,081)			(13,513)	(14,963)
Adjustment:
Restructuring charges	—	—			—	—
Adjusted operating loss - Corporate	(6,627)	(8,081)			(13,513)	(14,963)
Total adjustments	661	—			661	—
Adjusted operating income	$10,686	$13,604	7.3%	7.5%	$24,312	$26,452	7.6%	7.5%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP EARNINGS AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
GAAP To Non-GAAP Earnings	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
GAAP Net income	$5,090	$7,815	$13,020	$15,287
Adjustments:
Restructuring charges (1)	535	—	535	—
Total adjustments	535	—	535	—
Adjusted net income	$5,625	$7,815	$13,555	$15,287

	Three Months Ended		Six Months Ended
GAAP Earnings Per Share To Non-GAAP Earnings Per Share	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
GAAP Diluted earnings per share (“EPS”)	$0.43	$0.66	$1.10	$1.30
Adjustments:
Restructuring charges (1)	0.05	—	0.05	—
Total adjustments	0.05	—	0.05	—
Adjusted diluted EPS	$0.48	$0.66	$1.15	$1.30

Shares used for adjusted diluted EPS	11,828	11,758	11,845	11,754
(1) Includes effective tax rate of 19.0% for 2020 adjustments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP BACKLOG* BY REPORTING SEGMENT
(Unaudited)
(Dollars in thousands)

	(In thousands)
	June 27, 2020	December 31, 2019
Consolidated Ducommun
Military and space	$505,189	$451,293
Commercial aerospace	306,874	430,642
Industrial	18,597	28,286
Total	$830,660	$910,221
Electronic Systems
Military and space	$356,046	$311,027
Commercial aerospace	68,336	75,719
Industrial	18,597	28,286
Total	$442,979	$415,032
Structural Systems
Military and space	$149,143	$140,266
Commercial aerospace	238,538	354,923
Total	$387,681	$495,189
* The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of as of June 27, 2020 was $830.7 million compared to $910.2 million as of December 31, 2019. Under ASC 606, the Company defines remaining performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 were $732.2 million.